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                                                            EXHIBIT 10.1

                               1995 KEY EMPLOYEE
                              STOCK OPTION PLAN OF
                                MAY & SPEH, INC.

           (As Amended and Restated Effective as of February 1, 1996)

          1. Introduction and Purpose. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of May & Speh, Inc. (the "Corporation") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by Eligible Employees upon whose judgment and keen interest the Corporation and its Subsidiaries are largely dependent for the successful conduct of their service and operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such Eligible Employees, on behalf of the Corporation and its Subsidiaries, and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

          2. Definitions. When used in this Plan, unless the context otherwise requires:

               a. "Board of Directors" or "Board" shall mean the Board of Directors of May & Speh, Inc. as constituted at any time.

               b. "Change in Control" shall mean the date on which any person entity, or persons or entities acting in concert, shall acquire the beneficial ownership, as defined by the Board of Directors in its sole discretion, of fifty-one percent (51%) or more of the Corporation's Shares then outstanding within a period of six (6) months.

               c. "Committee" shall mean the Stock Option Plan Committee, as described in Section 3 hereof, appointed by the Board to administer this Plan.

               d. "Common Stock" means the common stock of the Corporation, par value of $.01 per share, including both treasury shares and authorized but unissued shares, or any
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          security of the Corporation issued in substitution, exchange or in lieu thereof.

               e.   "Corporation" shall mean May & Speh, Inc.

               f.   "Eligible Employees" shall have the meaning assigned in
          Section 4 of this Plan.

               g. "Fair Market Value" on a specified date shall mean (i) the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or (ii) if (i) above is not applicable, the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or (iii) if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

               h. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

               i. "Issue Date" shall mean the date designated by the Committee for measuring the vesting of an Eligible Employee's Options under Section 5 hereof. Unless otherwise designated by the Committee, the Issue Date of an Option shall be the date that the Option is awarded to the Eligible Employee by the Committee.

               j. "Options" shall mean the stock options issued pursuant to this Plan.

               k. "Plan" shall mean the 1995 Key Employee Stock Option Plan of May & Speh, Inc., as amended from time to time.

               l.   "Plan Year" means the calendar year.

               m. "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
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               n.   "Share" shall mean a share of Common Stock of the
          Corporation.

               o. "Subsidiary" shall mean any "subsidiary corporation," as such term is defined in Section 424(f) of the Internal Revenue Code.

               p. "Voting Power" means the voting power of all securities of the Corporation then outstanding, generally entitled to vote for the election of directors of the Corporation.

          3.   Administration of the Plan.

               a. The Committee shall be appointed by the Board of Directors and shall consist of at least two (2) outside directors (as defined in proposed, temporary or final regulations or other guidance issued by the Internal Revenue Servuce under Section 162(m) of the Internal Revenue Code). The Committee shall have the authority to award Options under the Plan and shall administer the Plan as provided herein and, in exercising this authority, shall establish such rules and procedures as are necessary or advisable to administer the Plan.

               b. Each member of the Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Committee. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the Board of Directors. A member of the Committee may resign from the Committee at any time by giving written notice to the President, Secretary or Assistant Secretary of the Corporation in person or by certified or registered mail, return receipt requested, sent to 1501 Opus Place, Downers Grove, Illinois 60515, and, unless otherwise specified therein, such resignation shall take effect upon receipt of such written notice. The acceptance of such resignation by the President, Secretary or Assistant Secretary of the Corporation shall not be necessary for such resignation to be made effective.
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          4.   Participants.  Except as hereinafter provided, the class of individuals who are potential recipients of Options to be granted under this Plan ("Eligible Employees") consists of those individuals who, in the sole discretion of the Committee, are the key employees of the Corporation or any of its Subsidiaries who (i) contribute materially to the success of the Corporation or its Subsidiaries and (ii) are not subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder on the date that the Option is awarded under this Plan, provided, however, that Options may be granted to an independent contractor who, at the time of such grant, is not an employee of the Corporation or its Subsidiary (such persons are included in the definition of "Eligible Executives"). The Eligible Employees to whom Options are granted under this Plan and the number of Shares subject to each such Option shall be determined by the Committee in its sole discretion, in accordance with the terms and conditions of this Plan.

          5. Grant and Vesting of Options. The Committee may, but shall not be required to, grant in accordance with this Plan, Options to purchase an aggregate of up to 2,000,000 Shares of Common Stock, which may be either treasury shares or authorized but unissued Shares.

               a. Options awarded pursuant to this Plan shall vest and become exercisable in equal monthly installments over a five-year period commencing one year after the Issue Date of such Option; provided, however, that the Compensation Committee may in its discretion specify a shorter or longer vesting period in any particular case.

               b. Options granted under this Plan may be either non-qualified stock options or incentive stock options, within the meaning of
          Section 422 of the Internal Revenue Code. An Option granted under this Plan shall be deemed to be a non-qualified stock option unless the Committee, in its sole discretion, designates otherwise. Options which are designated not to be incentive stock options shall not be treated as such for purposes of this Plan and the Internal Revenue Code.

               c. Nothing contained herein shall be construed to prohibit the grant of Options at different times to the same Eligible Employee, provided, however, that in no event shall
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          an Eligible Employee be granted an Option to purchase more than
          500,000 Shares in any fiscal year of the Corporation.

               d. The terms of any Option granted to an Eligible Employee shall, subject to the terms and provisions of this Plan, be conclusively determined by the Committee, in its sole discretion. The terms and provisions of the Option shall be set forth in writing in a certificate or agreement (the "Option Certificate") signed by the Option holder and on behalf of the Corporation by the President, any Vice President or the Treasurer of the Corporation. The Option Certificate shall state whether or not the Option is an incentive stock option or a non-qualified stock option. At the time an Option is granted, the Committee may, in its sole discretion, establish one or more conditions to the exercise of such Option, provided that if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code.

          6. Price. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted and may be equal to or greater than (but not less than) the Fair Market Value of the Common Stock on the date such Option is granted; provided, however, if the Option is an incentive stock option, in no event shall the price be less than one hundred ten percent (110%) of the Fair Market Value of a Share if the employee is a greater than ten percent (10%) shareholder within the meaning of Section 422(b)(6) of the Internal Revenue Code.

          7. Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee, in its sole discretion, but not more than ten (10) years from the date upon which the Option is granted (five (5) years if the option is an incentive stock option and the employee is a greater than ten percent (10%) shareholder within the meaning of Section 422(b)(6) of the Internal Revenue Code).

          8. Limitations Regarding Ten Percent Stockholders. No Option which is intended to qualify as an incentive stock option may be granted under this Plan to any Eligible Employee who, at the time the Option is granted, owns, or is considered to own, within the meaning of Section 422 of the Internal Revenue Code, Shares possessing more than ten percent (10%) of the total
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combined voting power or value of all classes of stock of the Corporation or its
Subsidiaries, unless (i) the exercise price under such Option is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and (ii) the duration of such Option is no more than five (5) years.

          9. Options Holder Not a Stockholder. An Option holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares subject to such Option, unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Corporation shall have issued and delivered Shares to the Option holder, and (iii) said holder's name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

          10. Non-Transferability of Options. Options and all rights thereunder shall be non-transferable and non-assignable by the holder thereof, except to the extent that the representative of the estate or the heirs of a deceased Option holder may be permitted to exercise such Options and rights thereunder and, during the holder's lifetime, shall be exercisable only by the holder or his or her legal representative.

          11.  Exercise of Options.

               a. Except as otherwise provided herein, an Option, after the grant and vesting thereof in accordance with Section 5 of this Plan, shall be exercisable by the holder of such Option at such rate and times as may be fixed by the Committee at the time the Option is granted; provided, however, no Option may be exercised in part or in full, prior to the approval of the Plan by a majority vote of the shareholders of the Corporation, as provided in Section 20 herein.

               b. Notwithstanding any other provision of this Plan, any Option granted under the Plan which is an incentive stock option shall not be exercisable to the extent that the Fair Market Value of the Shares (determined as of the date of grant), with respect to which such Option (and any other incentive stock option granted to the holder under this Plan or any other stock option plan maintained by the Corporation
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          or any Subsidiary) first becomes exercisable in any calendar year, exceeds $100,000.

               c. All or any part of any remaining unexercised Options granted to any Eligible Employee may be exercised in full, after approval of the Plan by the stockholders of the Corporation as provided in Section 20 herein, whether or not then vested and exercisable, upon a Change in Control or upon the occurrence of such special circumstance or event which, in the sole discretion of the Committee, merits special consideration.

               d. An Option shall be exercised by the delivery of a written notice duly signed by the Option holder (or the representative of the estate or the heirs of a deceased Option holder), together with the Option Certificate and either (i) cash, (ii) a certified check payable to the order of the Corporation, (iii) Shares duly endorsed over to the Corporation (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or (iv) any combination of such methods of payment which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Such payment shall be delivered to the Treasurer, Secretary or Assistant Secretary of the Corporation who has been designated for the purpose of receiving the same.

               e. No Option may be granted or exercised pursuant to the provisions herein when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

               f. Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall (i) cause to be delivered to the person entitled thereto a new Option Certificate in replacement of the Option Certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise or (ii) endorse the original Option Certificate to give effect to the partial exercise thereof.
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               g.   No incentive stock option issued herein shall be exercised by an Eligible Employee until such employee has been in the employ of the Company for a period of at least three (3) months following the date such Option is granted.

          12. Disposition of Shares. If the Option is an incentive stock option, no Shares acquired pursuant to the exercise of an Option granted herein may be sold, exchanged, gifted or otherwise disposed of within two (2) years of the date such Option was granted or one (1) year of the date such Option was exercised, whichever is later.

          13. Fractional Shares. The Corporation shall not be required to issue fractional Shares pursuant to this Plan and, accordingly, Eligible Employees may be required to accumulate vested Options, or portions thereof, until they can purchase a whole Share or Shares.

          14. Exchange of Options for Cash. The Committee may, from time to time, in its sole discretion, grant cash to an Eligible Employee, upon his or her written request, in exchange for any Option granted herein which is vested
but has not been exercised by such employee.   The amount of cash to be granted
shall be conclusively determined by the Board, in its sole discretion, as equal to the difference between (i) the Fair Market Value of a Share on the date such written request is received and (ii) the exercise price of the Option. Such written request shall be considered received when personally delivered to the Secretary or Assistant Secretary of the Corporation or upon the receipt of a letter sent by certified or registered mail, return receipt requested, to 1501 Opus Place, Downers Grove, Illinois 60515, or three (3) days after such letter is sent, whichever is earlier. Upon the Committee's grant of cash, as provided herein, such Option or Options exchanged shall be immediately terminated. This paragraph 14 shall not be interpreted as creating any affirmative obligation on the Committee, Corporation or its Subsidiary to purchase any such options of an Eligible Employee, which decision shall rest in the sole discretion of the Committee.

          15.  Termination of Services.

               a. All or any part of any Option, to the extent unexercised, shall terminate immediately if the Option holder ceases to be an employee of the Corporation or its
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          Subsidiary, or (if applicable) ceases to be an independent contractor awarded an Option pursuant to Section 4 herein; except that, unless otherwise provided by the Committee, the Option holder shall have until the end of the thirtieth (30th) day following the date he or she ceases to be an employee or independent contractor of the Corporation or its Subsidiary to exercise any unexercised vested Option rights that he or she could have exercised immediately prior to such cessation; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option. All unvested Options shall immediately lapse if the Option holder ceases to be an employee of the Corporation or any of its Subsidiaries or an independent contractor who is awarded an Option pursuant to Section 4 herein. Notwithstanding the foregoing, if an individual ceases to be an employee or independent contractor of the Corporation or its Subsidiary due to (i) retirement on or after attaining the age of sixty-five (65) years (or such earlier date as such person shall be permitted under the Corporation's retirement plan), (ii) disability (as such term is defined in Section 422(c)(6) of the Internal Revenue Code, the existence of which shall be conclusively determined by the Committee in its sole discretion), or (iii) death, then the Option holder, or the representative of the estate or the heirs of a deceased Option holder, shall have the privilege of exercising the Options which are unexercised at the time of such retirement, disability or death; but only to the extent that such Options, which are then vested, are exercised (i) within three (3) months of the Option holder's retirement, (ii) within one (1) year of the Option holder's disability, or (iii) within one (1) year of the Option holder's death, as the case may be; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option. If an Option holder ceases to be an employee or independent contractor of the Corporation or its Subsidiary because of the Option holder's violation of his or her duties to the Corporation and its Subsidiaries, the existence of such violation to be conclusively determined by the Committee in its sole discretion, all unexercised Options of such Option holder shall immediately terminate and such Option holder shall have no right to exercise any unexercised Option he or she might have exercised prior to the date he or she ceased to be an employee or independent contractor of the Corporation or its Subsidiary.
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               b.   Nothing contained herein or in the Option Certificate shall be construed to confer on any Eligible Employee any right to continue in the employ of the Corporation or its Subsidiaries or derogate from any right of the Corporation or its Subsidiaries to request, in its sole discretion, the retirement, resignation or discharge of such Eligible Employee, at any time, with or without cause.

          16.  Adjustment of Shares.

               a. If, prior to the complete exercise of any Option, there shall be declared and paid a stock dividend upon the Common Stock of the Corporation or if the Common Stock of the Corporation shall be split, converted, exchanged, reclassified or in any way substituted, the Option, to the extent that it has not been exercised, shall entitle the holder thereof, upon the future exercise of the Option, to such number and kind of securities, cash or other property, subject to the terms of the Option, to which he or she would have been entitled had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split, conversion, exchange, reclassification or substitution; and the aggregate exercise price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. If, prior to the complete exercise of any Option, there shall be a spin-off transaction pursuant to the reorganization of the Corporation, the Option, to the extent that it has not been exercised, shall be adjusted by adjusting the exercise price of the Option and adjusting the number of Shares subject thereto, in order to reflect the decrease, if any, in the fair market value of the Shares resulting from the spin-off transaction; in any such case, the Option as adjusted, shall entitle the holder thereof, upon the future exercise of the Option, to the number of Shares which have a fair market value, immediately after the occurrence of the spin-off transaction, equal to the fair market value of the Shares subject to the Option on the day before the occurrence of such spin-off transaction, and the aggregate exercise price upon the future exercise of the Option shall be the same as the aggregate exercise price of the Shares subject to the Option on the day before the occurrence of such spin-off transaction. Any fractional Shares or other securities payable upon the exercise of the Option, as a result of such
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          adjustment due to the occurrence of such stock dividend, stock split, conversion, exchange, reclassification, substitution or spin-off transaction, shall be payable in cash based upon the Fair Market Value of such Shares or securities at the time of such exercise. If any such event should occur, the number of Shares, with respect to which Options remain to be issued or with respect to which Options may be reissued, shall be adjusted in a similar manner.

               b. Except as otherwise provided in Section 11.c hereof, upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation or entity, or in which the Corporation becomes a subsidiary of another corporation, or upon the sale of substantially all of the property of the Corporation to another corporation, both the Plan and the Options issued thereunder shall terminate, unless a provision is made in connection with such transaction for (i) the assumption of Options theretofore granted or
          (ii) the substitution for such Option with options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices.

          17. Issuance of Shares and Compliance with Securities Laws. Before issuing and delivering any Shares to an Option holder, the Corporation may: (i) require the holder to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable federal and state securities laws, rules and regulations, including but not limited to the Securities and Exchange Commission Rule 144, (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares, as appropriate to reflect resale restrictions, if any, imposed by the Committee pursuant to the Option when granted, or as appropriate to comply with any applicable state or federal securities laws, rules or regulations, and (iii) condition the exercise of an Option or the issuance and delivery of Shares upon the listing, registration or qualification of the Shares covered by such Option upon a securities exchange or under applicable securities laws.

          18.  Income Tax Withholding.  If the Corporation or its
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Subsidiary shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Shares pursuant to the exercise of an Option, the Corporation or such Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Option holder. In any event, the holder shall promptly make available to the Corporation or such Subsidiary, when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Corporation or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such Subsidiary from any funds or property due or to become due to the holder.

          19.  Administration and Amendment of the Plan.

               a. Except as hereinafter provided, the Board of Directors and the Committee may, at any time, withdraw or, from time to time, amend the Plan as it relates to the terms and conditions of any Options not theretofore granted. The Board of Directors and the Committee, with the consent of each affected Option holder may, at any time, withdraw or cancel any outstanding Option or, from time to time, amend the Plan as it relates to the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment which would increase the number of Shares issuable under Options or change the class of persons to whom Options may be granted, must be adopted by the Board of Directors and shall be contingent upon the approval of the stockholders of the Corporation within one (l) year of such amendment.

               b. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

          20.  Effective Date of the Plan.
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                a.   This Plan has been adopted and approved by the Board of
          Directors, and shall be effective as of February 1, 1996; provided, that no options may be granted under the Plan that are designated by the Committee as incentive stock options pursuant to Section 5 hereof prior to (i) the effective date of a registration statement on Form S-1 filed with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended, and (ii) the approval by the affirmative vote of the holders of a majority of the outstanding Shares of the Corporation's voting stock, either in person, by proxy or by consent, within 12 months following the adoption of the Plan by the Board of Directors. In the event that this Plan is not approved by the stockholders of the Corporation as aforesaid, options designated as incentive stock options hereunder shall be void and of no force or effect.

               b. The Plan shall remain in full force and effect until the close of business on October 25, 2005, at which time the right to grant Options under the Plan shall automatically terminate, unless the stockholders of the Corporation approve an extension or renewal of the Plan for such new or additional term agreed upon by the stockholders. Any options granted before the termination of the right to grant options under the Plan shall continue to be governed thereafter by the terms of the Plan.

          21. Severability. If any provision herein shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment from being made under the Plan, and if the making of any payment in full, as required under the Plan, would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment from being made in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment that would not be unlawful, invalid or unenforceable shall be made under the Plan.

          22. Governing Law. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed
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by the Code or laws of the United States of America, shall be governed by the laws of the State of Illinois and construed accordingly.